SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 7, 2003


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)



               Massachusetts                                1-7211                             04-2068530
          (State of incorporation)                 (Commission File Number)        (IRS Employer Identification No.)

       65 Grove Street, Watertown, MA                        02472                           (617) 926-2500
  (Address of principal executive offices)                (Zip Code)                (Registrant's telephone number,
                                                                                          including area code)

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

         (c)    Exhibits
                --------

                Exhibit Number        Description
                --------------        -----------

                    99 Press release dated October 7, 2003 regarding information about the Company's business strategy, recently announced restructuring program, and 2004 financial forecast.

Item 9.  Regulation FD Disclosure
-------  ------------------------

On October 7, 2003, Ionics, Incorporated (the Company) issued a press release reporting information about its business strategy, a restructuring program previously announced on September 3, 2003, and its 2004 financial forecast. A copy of the press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.





                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             IONICS, INCORPORATED

October 7, 2003                         By:     /s/Douglas R. Brown
                                                -------------------
                                        Name:   Douglas R. Brown
                                        Title:  Chief Executive Officer





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



                                  EXHIBIT INDEX
                                  -------------



Number                          Description                         Page Number
------                          -----------                         -----------

 99            Press Release of Ionics, Incorporated dated               4
               October 7, 2003






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



                                   EXHIBIT 99
                                   ----------


    IONICS, INCORPORATED RELEASES INFORMATION CONCERNING BUSINESS STRATEGY,
                RESTRUCTURING PROGRAM AND 2004 FINANCIAL FORECAST

Watertown, MA, October 7, 2003 . . . Ionics, Incorporated (NYSE-ION) today released further information concerning its business strategy, restructuring program announced on September 3, 2003, and its 2004 financial forecast.

The objective of the Company's business strategy is to increase the percentage of the Company's revenues that are recurring, for example from plant operations and the sale of consumables such as membranes. The restructuring program is intended to improve financial performance through a realignment of the Company's management structure, a reduction in personnel, and the consolidation of certain operations. Overall, the Company's goal is to achieve a 10% EBIT margin and a 10% net income return on equity.

The restructuring program will consolidate the Company's sales, engineering, manufacturing and accounting functions, which are currently spread among numerous reporting entities, into three regional centers in the United States, Europe and Asia. The Company's existing Equipment Business Group (EBG) and Ultrapure Water Group (UWG) will be consolidated into a single business group. Certain subsidiaries will be consolidated and administrative services, manufacturing and purchasing activities will be centralized. Current plans include divesting the Elite Consumer Products division, terminating activities at the Company's Ionics Watertec facility in Australia, and terminating its European Home Water point-of-entry (POE) activities.

At the same time, the Company has undertaken to update its reporting processes to be consistent with its new organization structure. This activity includes the implementation of a new Oracle(R) operating system which will be fully integrated across all the Company's operations, first in the U.S. in 2004 and internationally early in 2005.

As previously announced, approximately 200 positions are being eliminated in connection with the restructuring. The Company believes that this action will result in annual personnel savings of approximately $14 million and annual facilities savings of approximately $1.4 million.

The Company estimates that restructuring and other costs will include severance costs of approximately $4.5 million, facilities shutdown and relocation costs of approximately $3 million, and reporting process improvement costs of approximately $3.5 million.

As a result of these Company actions, the Company is undertaking a review of goodwill for potential impairment and expects to disclose its findings shortly. Other expected non-cash charges to be included in the results for the third quarter of 2003 include a write-off of approximately $2 million, primarily associated with the inventory of the European POE business; and a write-down, estimated between $4 million and $5 million, relating to the planned divestiture of the Elite Consumer Products business assets.

In total, the Company estimates that these restructuring and other charges will be approximately $18 million, excluding any goodwill impairment charges. The Company estimates that approximately half of these charges will be incurred in the third quarter of 2003, and the balance through the second quarter of 2004.

The Company also announced its 2004 financial forecast, which estimates revenue for the year at $350 million, gross margin at 30%, EBIT margin at 5%, and earnings of $0.40 per share, which gives effect to approximately $0.20 per share of estimated restructuring and other costs. These estimates assume that revenue will remain at the projected 2003 levels without factoring in potential growth factors. The estimates include the tangible cost savings of the restructuring, but do not factor in potential savings from operating improvements and efficiencies which the Company believes will result from the restructuring.

Douglas R. Brown, the Company's Chief Executive Officer, will discuss these details in a webcast and conference call today at 4:00PM (ET). Instructions to access the webcast are posted on Ionics' website at www.ionics.com. A recorded replay of the conference call will also be accessible on our website for a two-week period commencing 9:00AM tomorrow. In addition, this press release will be accessible on our website promptly following its issuance.

About Ionics
Ionics is a global separations technology company involved in the manufacture and sale of membranes, equipment, systems and services for the purification, disinfection, concentration and analysis of water, wastewater and ultrapure water. Over a period of more than 50 years, Ionics has built more desalination plants than any other company in the world. Ionics is a leader in the supply of world-class ultrapure water systems for the power and microelectronics industries, zero liquid discharge systems and in the measurement and analysis of both total organic carbon and boron. For additional information, please visit www.ionics.com.

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this news release involve risk and uncertainty. The statements contained in this release which are not historical facts are forward-looking statements, including without limitation those relating to the Company's restructuring program, including its timing and impact; the amount and timing of the Company's cost savings; the Company's profitability; and the Company's forecasted results for 2004. These forward-looking statements are neither promises nor guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including overall economic conditions; demand for Company products; price pressures and competition from companies larger than the Company; risks of nonpayment of accounts receivable; risks associated with foreign operations; technological and product development risks; availability of manufacturing capacity; and other factors described in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.


                                    # # # # #


For more information, contact:

Theodore G. Papastavros
Executive Vice President and Treasurer
Ionics, Incorporated
Tel: (617) 673-4221
tpapastavros@ionics.com